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                                                                EXHIBIT h(16)(i)

                      AMENDMENT TO PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado (the "Company"), and Pilgrim Variable Products Trust, an open-end management investment company and business trust organized under the laws of Massachusetts (the "Trust"), and ING Pilgrim Securities, Inc., collectively, the Parties.

         WHEREAS, the Parties executed a participation agreement dated May 1, 2001 (the "Participation Agreement"), governing how shares of the Trust are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain segregated asset accounts (the "Accounts");

         WHEREAS, the various Accounts and Contracts for which shares of the Trust may be purchased are listed in Schedule A of the Participation Agreement;

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

         The Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto.

Executed this 15th of November 2001.

SECURITY LIFE OF DENVER INSURANCE COMPANY       PILGRIM VARIABLE PRODUCTS TRUST

BY: /s/ Jim Livingston                          BY: /s/ Kimberly A. Anderson
   ------------------------------                   ----------------------------
   Jim Livingston                                   Kimberly A. Anderson
   Executive Vice President                         Vice President and Secretary

                                                ING PILGRIM SECURITIES, INC.

                                                BY: /s/ Michael J. Roland
                                                    ----------------------------
                                                    Michael J. Roland
                                                    Senior Vice President

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                                   SCHEDULE A

                         CONTRACT AND SEPARATE ACCOUNTS

SEPARATE ACCOUNTS:

Security Life Separate Account L1

Security Life Separate Account SLDM1
Security Life Separate Account SLDM2
Security Life Separate Account SLD P1
Security Life Separate Account SLD P2

CONTRACTS:

FirstLine Variable Universal Life
FirstLine II Variable Universal Life
Strategic Advantage Variable Universal Life
Strategic Advantage II Variable Universal Life
Variable Survivorship Universal Life
Corporate Benefits Variable Universal Life
Estate Designer Variable Universal Life
Asset Portfolio Manager Variable Universal Life
Strategic Investor Variable Universal Life

Magnastar Private Placement Variable Universal Life
ING Private Market Advantage Variable Universal Life

Schedule dated: November 15, 2001

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